UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PENN VIRGINIA GP HOLDINGS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	20-5116532
(State of incorporation or organization)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300

100 Matsonford Road

Radnor, Pennsylvania 19087

(Address of principal executive offices) (Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-135686 (if applicable)

Securities registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

A description of common units representing limited partner interests in Penn Virginia GP Holdings, L.P. (the "Registrant") is set forth under the captions "Summary, " "Our Cash Distribution Policy and Restrictions on Distributions, " "How We Make Cash Distributions," "Description of Our Common Units," "Description of Our Partnership Agreement" and "Material Tax Consequences" in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-135686) (the "Form S-1 Registration Statement"), initially filed with the Securities and Exchange Commission on July 11, 2006. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.

Registrant's Form S-1 Registration Statement, as amended (Registration No. 333-135686), initially filed with the Securities and Exchange Commission on July 11, 2006 and subsequently amended (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).
3.	Amendment to the Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).
4.	Amendment to the Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.15 to the Form S-1 Registration Statement).
5.	Form of Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).
6.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.3 to the Form S-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 27, 2006	PENN VIRGINIA GP HOLDINGS, L.P.
By: PVG GP, LLC its general partner
By: /s/ Nancy M. Snyder
Name: Nancy M. Snyder
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.

Registrant's Form S-1 Registration Statement, as amended (Registration No. 333-135686), initially filed with the Securities and Exchange Commission on July 11, 2006 and subsequently amended (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).
3.	Amendment to the Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).
4.	Amendment to the Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.15 to the Form S-1 Registration Statement).
5.	Form of Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).
6.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.3 to the Form S-1 Registration Statement).